                                                                   EXHIBIT 10.19

                            SUB-SUBLEASE AGREEMENT

          THIS AGREEMENT is made this 2nd day July, 1998, by and between Scientific Research Corporation, a Georgia Corporation, with an office at 2300 Windy Ridge Parkway, Suite 400 South, Atlanta, Georgia 30339, hereinafter called "SRC" and Manhattan Associates, Inc., a Georgia Corporation, with its principal place of business at 2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia 30339, hereinafter called "MA".

                              W I T N E S S E T H:

          WHEREAS, by Agreement of Lease, dated July 31, 1987, as amended November 10, 1987, April 30, 1988, August 4, 1989, October 10, 1989, November 7, 1989, December 1, 1989, March 12, 1990, September 14, 1994, January 4, 1995,
April 3, 1995, April 24, 1995, May 26, 1995, June 30, 1995, November 20, 1996,
and November 10, 1997 and supplemented by that Supplemental Agreement, dated July 31, 1987 (herein collectively called the "Prime Lease" and attached as Exhibit "A"), International Business Machines Corporation ("Sublessor") leases from Wildwood Associates (the "Prime Lessor") the third (3rd) and fourth (4th) floor and certain additional space in the building known as 2300 Windy Ridge Parkway, (South Tower), Wildwood Office Park, Atlanta, Georgia (the "Building"); and

          WHEREAS, by Sublease Agreement, dated December 22, 1993, as amended January 31, 1995, (herein collectively called "Sublease" and attached as Exhibit "B") SRC subleases from Sublessor the third (3rd ) and fourth (4th) floors of the South Tower; and

          WHEREAS, SRC desires to sub-sublease to MA and MA desires to sub-sublease from SRC a portion of the third (3rd) floor in the South Tower consisting of approximately 6,551 rentable square feet [5,623 usable square feet as measured per BOMA standards] (the "Premises") attached as Exhibit "C".

          NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, SRC and MA stipulate, covenant and agree as follows:

1.        PREMISES

          SRC does hereby Sub-sublease to MA a portion of the Building consisting of approximately 6,551 square feet of rentable area on the third (3rd) floor (the "Premises") as outlined in red and crosshatched on Exhibit "A" attached hereto and made a part hereof. This Sub-sublease includes the right of MA to use the Common Building Facilities in common with other tenants in the Building and SRC's parking spaces, as provided in Section 14 of this Sub-sublease.

2.        TERM

          The term shall commence on the Commencement Date, as defined in
          Section 4 hereof, and shall expire on December 30, 2002.

3.        USES

          The Premises shall be used for office space in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities and the Rules and Regulations attached to the Prime Lease. MA covenants and agrees to abide by the Rules and Regulations in all respects as now set forth and as hereafter promulgated by Prime Lessor. Prime Lessor shall have the right at all times during the Lease Term to publish and promulgate and thereafter enforce such rules and regulations or changes in the existing Rules and Regulations as it may reasonably deem.

4.        RENT

          Beginning on the Commencement Date, MA shall pay annual Base Rent of $20.00 per square foot, in the amount of one hundred thirty-one thousand and twenty dollars ($131,020) per year, to be paid each year while this Sub-sublease Agreement is in effect in twelve equal monthly installments of ten thousand nine hundred and eighteen and 33/100 dollars ($10,918.33). The Commencement Date shall be the earlier of
          (a) the date when MA has commenced doing business at the Premises or
          (b) August 1, 1998. There will not be any increase of the Base Rent throughout the entire term.

          MA shall pay the Base Rent and Additional Rent, as described in Paragraph 5, (collectively the "Rent") provided for hereunder in advance on the first day of every month during the Term. Rent shall be a prorated rate for fractions of a month if this Sub-sublease commences or expires (as the case may be) for any reason on any day other than the lst or last day of the calendar month, respectively. MA shall make payment of Base Rent and any additional rent payable to SRC, to SRC at the address in Paragraph 9.

5.        ADDITIONAL RENT

          If MA shall procure any additional services from the Building, such as alterations or after-hour air-conditioning MA shall pay for same at the rates charged therefor by the Prime Lessor and shall make such payment to SRC or Prime Lessor, as SRC shall direct. Any Rent or other sums payable by MA under this Paragraph 5 shall be considered Additional Rent and collectible by SRC as such. If SRC shall receive any refund from Prime Lessor, MA shall be entitled to the return of so much thereof as shall be attributable to prior payments by MA. However, MA is not responsible for paying any pass through in operating expenses above the base year amount of $6.50 per rentable square foot per annum.

6.        PREPARATION FOR OCCUPANCY

          On or before July 17, 1998, SRC shall at its own expense construct a demising wall between the Premises and SRC's other space in the Building. SRC shall pay for all costs associated with the demising of the space including any permits or plans required to demise the space. On or before July 17, 1998, SRC shall deliver possession of the Premises to MA for the purpose of constructing tenant improvements, if any. The Premises shall then be vacant and in broom clean condition. MA will at its sole expense, perform or cause to be performed, construction of the Premises as it desires, provided that prior to the commencement of construction MA shall have obtained the written consent of SRC, which consent shall not be unreasonably withheld or delayed, to MA's construction plans. MA shall be responsible for obtaining a certificate of occupancy for the Premises following the completion of construction, if any.

7.        INCORPORATION OF PRIME LEASE

          (a) This Sub-sublease is subject to all of the terms of the Prime Lease and the Sublease with the same force and effect as if fully set forth herein at length, excepting only as otherwise specifically provided herein. All of the terms with which Sublessor is bound to comply under the Prime Lease shall, to the extent only that they apply to the Premises and except as otherwise provided herein, be binding upon MA, and all of the obligations of Prime Lessor set forth in the Prime Lease shall, to the extent only that they apply to the Premises and except as otherwise provided herein, inure to the benefit of MA. It is the intention of the parties that, except as otherwise provided in this Sub-sublease, the relationship between SRC and MA shall be governed by the language of the various articles of the Prime Lease as if they were typed out in this Sub-sublease in full, and the words "Landlord," "Tenant" and "Lease" as used in the Prime Lease, shall read, respectively "SRC," "MA" and "Sub-sublease".

     (b) For the purpose of this Sub-sublease, the following provisions of the Prime Lease are hereby deleted in their entirety:

         Section 1.01(b); Section 2.01; Section 2.02; Section 2.03; Section 3.01; Section 3.02; Section 3.03; Section 3.04; Section 3.05; Section 3.06; Section 3.07; Section 3.08; Article 4, titled "Preparation for Occupancy, Term Commencement Date"; Section 10.02(d); Section 10.02(e);
         Section 10.02(g); Article 21, titled "Option for Additional Space";
         Article 22; Article 23, titled "First Refusal Sale"; Article 25, titled "Holdover"; Article 26, Article 27, titled "Assignment and Subletting";
         Article 36, Article 37, titled "Broker"; and Section 39.07.

8.   QUIET ENJOYMENT

     (a) SRC covenants and agrees with MA that upon MA paying the rent and additional rent reserved in this Sub-sublease and materially observing and performing all of the other obligations, terms, covenants and conditions of this Sub-sublease on MA's part to be observed and performed, MA may peaceably and quietly enjoy the Premises and Common Building Facilities (in common with other tenants) during the term; provided, however, that this Sub-sublease shall automatically terminate upon termination of the Prime Lease and MA shall have no claim against SRC unless such termination was caused by the default of SRC in the performance of those obligations (under the Prime Lease) which have not been assumed by MA hereunder. SRC will indemnify and hold harmless MA from and defend MA against all claims, liabilities, losses and damages (excepting special and consequential damages) that MA may incur by reason of, resulting from or arising out of any such termination of the Sub-sublease due to SRC's default. SRC covenants and agrees that (i) SRC will not enter into a consensual agreement with Sublessor to terminate the Sublease, and (ii) SRC will not terminate the Sublease as it pertains to the Premises unless SRC is entitled to do so by reason of Sublessor's default or by the condemnation and casualty provisions of the Sublease.

     (b) MA covenants and agrees that MA shall not do or suffer or permit anything to be done (within its control) which would constitute a default under the Prime Lease or the Sublease or would cause the Prime Lease or Sublease to be canceled, terminated or forfeited by virtue of any rights of cancellation, termination, or forfeiture reserved or vested in Prime Lessor under the Prime Lease and Sublessor under the Sublease, and that MA will indemnify and hold harmless SRC from and defend SRC against all claims, liabilities, losses and damages of any kind whatsoever (excepting special and consequential damages) that SRC may incur by reason of, resulting from or arising out of any such cancellation, termination or forfeiture.

9.   NOTICES

     Any notice, demand, or request under this Sub-sublease shall be in writing and shall be considered properly delivered when addressed as hereinafter provided and delivered by hand or by nationally recognized overnight courier service to the addressee set forth in the preamble of this Agreement. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent. Address for notice may be changed by either party by giving 30 days written notice to the current address of record.

10.  ASSIGNMENT AND SUBLETTING

     MA agrees that it shall not assign, mortgage, transfer, pledge or encumber its interest in this Sub-sublease, in whole or in part, or sublet or permit the subletting of the Premises, or permit the Premises or any part thereof to be occupied or used by any person or entity other than MA, in each case without first obtaining the prior written consent of SRC, which consent SRC will not unreasonably withhold or delay. Notwithstanding the foregoing, MA may Sub-sublease or assign its interest in the Premises to an "Affiliate," as hereinafter defined, without Sublessor's consent, but MA shall notify SRC in advance of such proposed assignment or Sub-sublease to an Affiliate and shall promptly deliver to SRC copies of all documentation related to such assignment or Sub-sublease. No such assignment or Sub-sublease shall operate to release MA from its obligations under this Sub-sublease. Failure of SRC to obtain the consent of Prime Lessor or submission by MA of a proposed assignee or subtenant who, in the option of SRC reasonably exercised, is a competitor of SRC shall in each case be a reasonable and conclusive basis for withholding consent. The term "Affiliate" as used herein shall mean any parent corporation or any subsidiary which controls or is controlled by MA or any corporation in which or with which MA is merged or consolidated, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or created by such consolidation. The term "control" shall mean ownership of not less than fifty-one percent (51%) of the voting rights attributable to the shares of the controlled corporation.

11.  PRIME LESSOR'S RESPONSIBILITIES

     MA recognizes that SRC is not in a position to furnish the services set forth in the Prime Lease, obtain an agreement of nondisturbance, or to perform certain other obligations which are not within the control of SRC, such as, without limitation, maintenance, repairs and replacements to the Building and Premises, compliance with laws and restoration of the Premises and Building after casualty or condemnation. Therefore, notwithstanding anything to the contrary contained in this Sub-sublease, MA agrees that MA will look solely to the Prime Lessor, to furnish all services and to perform all obligations which are applicable to MA as agreed upon by Prime Lessor under the Lease to furnish and perform. Except as specifically set forth in this Section 11, SRC shall not be liable to MA or be deemed in default hereunder for failure of Prime Lessor to furnish or perform the same. However, whenever under the terms of the Prime Lease, Prime Lessor shall fail to perform any of its Prime Lease obligations pertaining to the Premises. MA may, at its option, enforce performance thereof if and to the extent authorized by the terms of the Prime Lease, and SRC shall cooperate with MA in such enforcement. In addition, SRC agrees to use reasonable good faith efforts to enforce Prime Lessor's obligations under the Prime Lease.

12.  FAILURE TO PROVIDE SERVICES

     Provided MA is not in default hereunder, in the event that there is a failure to furnish the janitorial, water, electricity, elevator or HVAC services specified in the Prime Lease, and if the loss of such service is of a material nature so as to render the Premises substantially unusable for the purposes contemplated by this Sub-sublease, after written notice thereof by MA to SRC and Prime Lessor, and if Prime Lessor does not promptly commence action to restore same or if so commenced, does not continue such action with reasonable diligence until the same are restored, then, in such event, and upon the giving of written notice to SRC and Prime Lessor, and if such default continues to remain uncured for more than five
     (5) consecutive business days after such written notice, MA's Rent shall abate, based upon the portion or portions of the Premises affected by such interruption of service and the degree of adverse affect of the interruption upon the normal conduct of MA's business at the Premises, until such interruption is remedied. Notwithstanding the forgoing, SRC may prevent or stop any such abatement of Base Rental by providing substantially the same service by temporary or alternative means until the cause of loss of service can be corrected, and provided further, abatement under this stipulation shall be MA's sole remedy for failure to provide services. In the event that such services are not substantially restored within thirty (30) consecutive days after such written notice, then MA shall have the right, upon written notice to SRC given within forty-five
     (45) days after such written notice, to terminate this Sub-sublease.

13.  CASUALTY AND CONDEMNATION

     Article 10.01, titled "Damage or Destruction," and Article 12, titled "Condemnation," of the Prime Lease are modified to provide that if by operation of either of these two Articles the Prime Lease is not terminated and continues in full force and effect, this Sub-sublease shall not be terminated but shall also continue in full force and effect, except that until the Premises are restored in accordance with these two Articles there shall be a proportionate abatement of annual rent and additional rent payable hereunder to the extent of damage to the Premises; provided, however, that such abatement shall in no event exceed the abatement granted to SRC under the Prime Lease for the Premises and, provided further, that no compensation or claim or reduction will be allowed or paid by SRC by reason of inconvenience, annoyance or injury to MA's business arising from the necessity of affecting repairs to the Premises or any portion of the Building, whether such repairs are required by operation of these two Articles or any other provision of the Prime Lease. Notwithstanding the foregoing, if the Premises cannot be restored within one hundred twenty
     (120) days after damage, destruction or condemnation (in the reasonable opinion of SRC, then MA may elect to terminate this Sub-sublease by written notice (to SRC) given within thirty (30) days after MA's receipt of Sublessor's estimate of the time required to restore the Premises.

14.  PARKING

     SRC, through Prime Lessor, shall make available to MA twenty-four (24) hours per day, seven (7) days per week, throughout the term of the Sub-sublease, without additional charge, on-site, non-reserved deck parking for
     3.5 cars per 1,000 square feet of rentable area subleased, for the use of MA, its employees and invitees, in the garage attached to the Building in the area delineated as Exhibit "C" in the Sublease Agreement attached as Exhibit "B".

15.  INSURANCE

     (a) MA shall maintain comprehensive general liability insurance covering the legal liability of SRC and MA against all claims for any bodily injury or death of persons and for damage to or destruction to property occurring on, in or about the Premises and arising out of the use or occupation of the Premises by MA in the minimum amount of $2,000,000.00 in connection with any single occurrence of bodily injury or death and $500,000.00 in connection with claims for property damage. Such policy shall provide that it may not be canceled or materially changed without at least thirty (30) days prior written notice to each name insured.

     (b) SRC and MA shall each have included in all policies of commercial property insurance and other insurance (required under the Prime Lease or this Sub-sublease) obtained by them covering the Premises, the Building and the contents therein, a waiver by the insurer of all right or subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, SRC and MA each waive all right to recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Sub-sublease by the party seeking recovery.

     (c) The Introductory clauses in Sections 11.01 and 11.02 of the Prime Lease which read "Subject to the provisions of Section 10.20(d)" shall be deemed to refer to the provisions of the foregoing Subsection 14(b).

16.  BROKERAGE

     Carter & Associates, LLC has acted as agent for SRC in this transaction and CB Richard Ellis has acted as agent for MA in this transaction. SRC shall pay a fee to CB Richard Ellis equal to one full month's rent in addition to four percent (4%) of the remaining aggregate rental payments. This amount shall be payable one-half upon execution of this document and one-half upon MA's occupancy of the premises. MA represents and warrants to SRC that, except as stated herein, no broker, agent or other person has represented MA in the negotiations for and procurement of the Sub-sublease and that, except as set forth herein no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent, or other person as a result of any act or agreement of MA. MA agrees to indemnify and hold SRC harmless from all loss, liability, damage, claim, cost or expense (including reasonable attorneys' fees and court costs) suffered or incurred by SRC as a result of a breach by MA of the representations and warranties contained in the immediately preceding sentence. SRC represents and warrants to MA that no broker, agent, or other person has represented SRC in the negotiations for and procurement of the Sub-sublease and that except as set forth herein, no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent, or other person as a result of any act or agreement of SRC. SRC agrees to indemnify and hold MA harmless from all loss, liability, damage, claim, cost or expense (including reasonable attorneys' fees and court costs) suffered or incurred by MA as a result of a breach by SRC of the representations and warranties contained in the immediately preceding sentence.

17.  BINDING AND ENTIRE AGREEMENT

     This Sub-sublease shall be binding on MA and its heirs and executors, and on the respective legal representatives, successors and assigns of the parties. This Sub-sublease contains the entire agreement of the parties with respect to the subject matter herein and may not be modified except by instrument in writing which is signed by both parties.

18.  CONSENT OF PRIME LESSOR

     Anything hereinabove to the contrary notwithstanding, it is understood and agreed that this Sub-sublease shall not become effective unless and until SRC has obtained the written consent of Prime Lessor and Sublessor to the subletting herein. SRC agrees to provide MA with a copy of the fully executed Consent to Sublease document within ten (10) days of receipt from Prime Lessor.

     IN WITNESS WHEREOF, duly authorized representatives of the parties hereto have executed this Sub-sublease as of the day and year first above written.



WITNESS:                          SCIENTIFIC RESEARCH CORPORATION

/s/ Kelly McBride                 By: /s/ S. Watt
-----------------------------         ---------------------------
                                  Title: VP Administrator
                                         ------------------------

                                             (CORPORATE SEAL)

WITNESS:                          MANHATTAN ASSOCIATES, INC.


/s/ Maureen I. Vara               By: : /s/ Michael J. Casey
-----------------------------           -------------------------
                                  Title: Chief Financial Officer
                                         ------------------------

                                             (CORPORATE SEAL)

                              SUBLEASE AGREEMENT

     THIS AGREEMENT, made the 22nd of December, 1993, between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation, having its principal office at Armonk, New York 10504, hereinafter called "Sublessor" and SCIENTIFIC RESEARCH CORPORATION, a Georgia corporation, with an office at 280 Interstate North Parkway, Suite 430, Atlanta, Georgia 30339, hereinafter called "Sublessee."

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, by Agreement of lease, dated July 31, 1987, as amended November 10, 1987, April 30, 1988, August 4, 1989, October 10, 1989, November 7, 1989,
December 1, 1989, and March 12, 1990, and supplemented by that Supplemental Agreement, dated July 31, 1987 (herein collectively called the "Prime Lease"), Sublessor leases from Wildwood Associates (the "Prime Lessor") the third (3rd) and fourth (4th) floor and certain additional space in the building known as 2300 Windy Ridge Parkway (South Tower), Wildwood Office Park (the "Building"); and

     WHEREAS, Sublessee desires to sublease the entire third (3rd) and fourth
(4th) floor(s) of the South Tower from Sublessor.

     NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, Sublessor and Sublessee stipulate, covenant and agree as follows:

1.   Premises.  Sublessor does hereby sublease to Sublessee a portion of the
     --------
     Building consisting of approximately 51,474 square feet of rentable area on the third (3rd) and fourth (4th) floor(s) (the "Premises") as outlined in red and crosshatched on Exhibit "A" attached hereto and made a part hereof. This Sublease includes the right of Sublessee to use the Common Building Facilities in common with other tenants in the Building and Sublessee's parking spaces, as provided in Section 12 of this Sublease.

2.   Term.  The term shall commence as of the date of this Agreement and shall
     ----
     expire on December 30, 2002.

3.   Uses.  The Premises shall be used for executive, general administrative and
     ----
     office space purposes, for scientific and computer research, and no other purposes, and in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities and the Rules and Regulations attached to the Prime Lease. Sublessee covenants and agrees to abide by the Rules and Regulations in all respects as now set forth and as hereafter promulgated by Prime Lessor. Prime Lessor shall have the right at all times during the Lease Term to publish and promulgate and thereafter enforce such rules and regulations or changes in the existing Rules and Regulations as it may reasonably deem necessary to protect the tenantability, safety, operation, and welfare of the Premises, the Project and Wildwood Office Park; provided, however, any such changes shall not have a material adverse effect on Sublessee's ability to maintain a security area in accordance with Special Stipulation No. 7 of this Sublease.

4.   Rents and Additional Rent. Sublessee shall pay base annual rental in
     -------------------------
     accordance with the following schedule:

                            Rental Rate
     Calendar Year          Per Square Foot Annual Rental   Monthly Rental
     -------------          -----------------------------   --------------
     5/l/94 thru 12/31/94
     1/1/95 thru 12/31/95
     1/1/96 thru 12/31/96
     1/1/97 thru 12/31/97
     1/1/98 thru 12/31/98
     1/1/99 thru 12/31/99
     1/1/00 thru 12/31/00
     1/1/01 thru 12/31/01
     1/1/02 thru 12/31/02

     Sublessor acknowledges and agrees that no rent shall be due under this Sublease for the time period prior to May 1, 1994.

     All Rents are due in advance on the first day of each month during the term of this Sublease without deduction, set off or demand, except as specifically set forth in Special Stipulation No. 6. Rents shall be delivered to Sublessor's office located at Scribcor, Inc., As Agent for IBM Lease Administration, Suite 1200, 400 North Michigan Avenue, Chicago, IL 60611, or such other place as Sublessor may designate.

     Sublessee shall pay as Additional Rental its prorata share of increases in operating expenses, as that term is defined in Section 3.04 of the Prime Lease, incurred over $6.50 per square foot of Rentable Floor Area per annum as outlined under Section 3.04 of the Prime Lease. Sublessor's prorata share is 8.32%, which is the ratio that 51,474 square feet of rentable area of the Premises bears to 618,540 square feet of rentable area in the building. Sublessor shall furnish Sublessee with a true copy of the statement of operating expenses, delivered by Prime Lessor to Sublessor pursuant to the Prime Lease and include thereon a detailed statement of Sublessee's prorata share of any increase in operating expenses. Sublessee shall reimburse Sublessor within thirty (30) days after the operating expense statement is furnished to Sublessee.

5.   Preparation for Occupancy. Sublessor shall deliver the Premises to
     -------------------------
     Sublessee on or before fifteen (15) days after full Sublease execution for the purpose of allowing Sublessee to make certain improvements thereto pursuant to Special Stipulation No. 2. At such time, Sublessee shall accept the Premises in its then "as is" condition (which shall not be materially different from its current condition), "broom clean," and all of Sublessor's furniture, fixtures, equipment and other personal property shall be removed therefrom at Sublessor's expense prior to such date. Sublessor shall not be required to perform work of any kind or nature, and all work performed by Sublessee or any other party shall be subject to provisions of this Sublease and the Prime Lease. Sublessor shall not remove any cabling and shall leave all labeling of communication wiring, path devices and patch panel. In addition, any whiteboards and screens for visual images shall remain with the Premises.

6.   Incorporation of Prime Lease. (a) This Sublease is subject to all of the
     ----------------------------
     terms of the Prime Lease with the same force and effect as if fully set forth herein at length, excepting only as otherwise specifically provided herein. All of the terms with which Sublessor is bound to comply under the Prime Lease shall, to the extent only that they apply to the Premises and except as otherwise provided herein, be binding upon Sublessee, and all of the obligations of Prime Lessor set forth in the Prime Lease shall, to the extent only that they apply to the Premises and except as otherwise provided herein, inure to the Sublessee's benefit. It is the intention of the parties that, except as otherwise provided in this Sublease, the relationship between Sublessor and Sublessee shall be governed by the language of the various articles of the Prime Lease as if they were typed out in this Sublease in full, and the words "Landlord," "Tenant" and "Lease" as used in the Prime Lease, shall read, respectively, "Sublessor," "Sublessee" and "Sublease."

     (b) For the purposes of this Sublease, the following provisions of the Prime Lease are hereby deleted in their entirety:

          Section 1.01(b); Section 2.01; Section 2.02; Section 3.01;
          Section 3.02; Article 4, titled "Preparation for Occupancy, Term Commencement Date"; Section 10.02(d); Section 10.02(e);
          Section 10.02(g); Article 23, titled "First Refusal Sale";
          Article 25, titled, "Holdover"; Article 21, titled "Option for Additional Space"; Article 27, titled "Assignment and Subletting"; Article 37, titled "Broker"; and Section 39.07.


7.   Quiet Enjoyment. (a) Sublessor covenants and agrees with Sublessee that
     ---------------
     upon Sublessee paying the rent and additional rent reserved in this Sublease and observing and performing all of the other obligations, terms, covenants and conditions of this Sublease on Sublessee's part to be observed and performed, Sublessee may peaceably and quietly enjoy the Premises and Common Building Facilities (in common with other tenants) during the term; provided, however, that this Sublease shall automatically terminate upon termination of the Prime Lease and Sublessee shall have no claim against Sublessor unless such termination was caused by the default of Sublessor in the performance of those obligations (under the Prime Lease) which have not been assumed by Sublessee hereunder. Sublessor will indemnify and hold harmless Sublessee from and defend Sublessee against all claims, liabilities, losses and damages (excepting special and consequential damages) that Sublessee may incur by reason of, resulting from or arising out of any such termination of the Prime Lease, due to Sublessor's default. Sublessor covenants and agrees that (i) Sublessor will not enter into a consensual agreement with Prime lessor to terminate the Prime Lease, and (ii) Sublessor will not terminate the Prime Lease as it pertains to the Premises unless Sublessor is entitled to do so by reason of Prime Lessor's default or by the condemnation and casualty provisions of the Prime Lease.

     (b) Sublessee covenants and agrees that Sublessee shall not do or suffer or permit anything to be done (within its control) which would constitute a default under the Prime Lease or would cause the Prime Lease to be canceled, terminated or forfeited by virtue of any rights of cancellation, termination, or forfeiture reserved or vested in Prime Lessor under the Prime Lease, and that Sublessee will indemnify and hold harmless Sublessor from and defend Sublessor against all claims, liabilities, losses and damages of any kind whatsoever (excepting special and consequential damages) that Sublessor may incur by reason of, resulting from or arising out of any such cancellation, termination or forfeiture.

8.   Notices.  Any notice, demand or request under this Sublease shall be in
     -------
     writing and shall be considered properly delivered when addressed as hereinafter provided and delivered by hand or by nationally recognized overnight courier service. After May 1, 1994, any notice, demand or request by Sublessor to Sublessee shall be addressed to Sublessee at 2300 Windy Ridge Parkway, Suite 400 South Tower, Marietta, Georgia 30067, to the attention of James Huffman until otherwise directed in writing by Sublessee. Prior to said date, all such notices shall be sent to Sublessee at 280 Interstate North Parkway, Suite 430, Atlanta, Georgia 30339. Any notice, demand or request by Sublessee to Sublessor shall be addressed to Sublessor, attention of the Regional Manager, Trex Morris, IBM Corporation, 3200 Windy Hill Road WG08C, Marietta, Georgia 30067, with a copy sent simultaneously to Sublessor, attention of IBM Counsel, IBM Corporation, 208 Harbor Drive, Stamford, CT 06904, until otherwise directed in writing by Sublessor. Either party may change its notice address by notice to the other party given in accordance with the provisions of this Article 8.

     Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent.

9.   Assignment and Subletting. Sublessee agrees that it shall not assign,
     ---------------------------
     mortgage, transfer, pledge or encumber its interest in this Sublease, in whole or in part, or sublet or permit the subletting of the Premises, or permit the Premises or any part thereof to be occupied or used by any person or entity other than Sublessee, in each case without first obtaining the prior written consent of Sublessor, which consent Sublessor will not unreasonably withhold or delay. Notwithstanding the foregoing, Sublessee may sublease or assign its interest in the Premises to an "Affiliate," as hereinafter defined, without Sublessor's consent, but Sublessee shall notify Sublessor in advance of such proposed assignment or sublease to an Affiliate and shall promptly deliver to Sublessor copies of all documentation related to such assignment or sublease. No such assignment or sublease shall operate to release Sublessee from its obligations under this Sublease. Failure of Sublessor to obtain the consent of Prime Lessor or submission by Sublessee of a proposed assignee or subtenant who, in the opinion of Sublessor reasonably exercised, is a competitor of Sublessor shall in each case be a reasonable and conclusive basis for withholding consent. The term "Affiliate" as used herein shall mean any parent corporation or any subsidiary which controls or is controlled by Sublessee, or any corporation in which or with which Sublessee is merged or consolidated, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or created by such consolidation. The term "control" shall mean ownership of not less than fifty-one percent (51%) of the voting rights attributable to the shares of the controlled corporation.

10.  Prime Lessor's Responsibility. Sublessee recognizes that Sublessor is not
     -----------------------------
     in a position to furnish the services set forth in the Prime Lease, obtain an agreement of nondisturbance, or to perform certain other obligations which are not within the control of Sublessor, such as, without limitation, maintenance, repairs and replacements to the Building and Premises, compliance with laws, and restoration of the Premises and Building after casualty or condemnation. Therefore, notwithstanding anything to the contrary contained in this Sublease, Sublessee agrees that Sublessee shall look solely to Prime Lessor to furnish an services and to perform all obligations agreed upon by Prime Lessor under the Lease to furnish and perform. Except as specifically set forth in this Section 10 and Special Stipulation No. 6, Sublessor shall not be liable to Sublessee or be deemed in default hereunder for failure of Prime Lessor to furnish or perform the same. However, whenever under the terms of the Prime Lease, Prime Lessor shall fail to perform any of its Prime Lease obligations pertaining to the Premises, Sublessee may, at its option, enforce performance thereof if and to the extent authorized by the terms of the Prime Lease, and

     Sublessor shall cooperate with Sublessee in such enforcement. In addition, Sublessor agrees to use reasonable good faith efforts to enforce Prime Lessor's obligations under the Prime Lease.

11.  Casualty and Condemnation.  Article 10.01, titled "Damage or Destruction,"
     -------------------------
     and Article 12, titled "Condemnation," of the Prime Lease are modified to provide that if by operation of either of these two Articles the Prime Lease is not terminated and continues in full force and effect, this Sublease shall not be terminated but shall also continue in full force and effect, except that until the Premises are restored in accordance with these two Articles there shall be a proportionate abatement of annual rent and additional rent payable hereunder to the extent of damage to the Premises; provided, however, that such abatement shall in no event exceed the abatement granted to Sublessor under the Prime Lease for the Premises and, provided further, that no compensation or claim or reduction will be allowed or paid by Sublessor by reason of inconvenience, annoyance or injury to Sublessee's business arising from the necessity of affecting repairs to the Premises or any portion of the Building, whether such repairs are required by operation of these two Articles or any other provision of the Prime Lease. Notwithstanding the foregoing, if the Premises cannot be restored within one hundred twenty (120) days after damage, destruction or condemnation (in the reasonable opinion of Sublessor), then Sublessee may elect to terminate this Sublease by written notice (to Sublessor) given within thirty (30) days after Sublessee's receipt of Sublessor's estimate of the time required to restore the Premises.

12.  Parking. Sublessor, through Prime Lessor, shall make available to Sublessee
     -------
     twenty-four (24) hours per day, seven (7) days per week, throughout the term of the Sublease, without additional charge, on-site, non-reserved deck parking for 3.05 cars per 1,000 square feet of rentable area subleased, for the use of Sublessee, its employees and invitees, in the garage attached to the Building in the area delineated on Exhibit "C" attached hereto and made a part hereof. As a portion of the aforesaid parking allowance, Sublessor, through Prime Lessor, shall make available to Sublessee throughout the term of the Sublease ten (10) reserved spaces on Level 6 (being space nos. 31-35 and 50-54).

13.  Insurance. (a) Sublessee shall maintain comprehensive general liability
     ---------
     insurance covering the legal liability of Sublessor and Sublessee against all claims for any bodily injury or death of persons and for damage to or destruction to property occurring on, in or about the Premises and arising out of the use or occupation of the Premises by Sublessee in the minimum amount of $2,000,000.00 in connection with any single occurrence of bodily injury or death and $500,000.00 in connection with claims for property damage. Such policy shall provide that it may not be canceled or materially changed without at least thirty (30) days prior written notice to each named insured.

     (b) Sublessor and Sublessee shall each have included in all policies of commercial property insurance and other insurance (required under the Prime Lease or this Sublease) obtained by them covering the Premises, the Building and the contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Sublessor and Sublessee each waive all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Sublease by the party seeking recovery.

     (c) The introductory clauses in Sections 11.01 and 11.02 of the Prime Lease which read "Subject to the provisions of Section 10.02(d)" shall be deemed to refer to the provisions of the foregoing Subsection 13(b).

14.  Brokerage.  Cousins Real Estate Corporation and Carter (referred to
     ---------
     collectively as "Broker") are entitled to a lease commission from Sublessor by virtue of this Sublease, which commission shall be paid by Sublessor to Broker in accordance with the terms of a separate agreement between Sublessor and Broker. Cousins Real Estate Corporation has acted as agent for Sublessor in this transaction, and Carter has acted as agent for Sublessee in this transaction. Sublessee represents and warrants to Sublessor that, except as stated herein, no broker, agent, or other person has represented Sublessee in the negotiations for and procurement of the Sublease and that, except as set forth herein, no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent, or other person as a result of any act or agreement of Sublessee. Sublessee agrees to indemnify and hold Sublessor harmless from all loss, liability, damage, claim, cost or expense (including reasonable attorneys' fees and court costs) suffered or incurred by Sublessor as a result of a breach by Sublessee of the representations and warranties contained in the immediately preceding sentence. Sublessor represents and warrants to Sublessee that, except as stated herein, no broker, agent, or other person has represented Sublessor in the negotiations for and procurement of the Sublease and that, except as set forth herein, no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent, or other person as a result of any act or agreement of Sublessor. Sublessor agrees to indemnify and hold Sublessee harmless from all loss, liability, damage, claim, cost or expense (including reasonable attorneys' fees and court costs) suffered or incurred by Sublessee as a result of a breach by Sublessor of the representations and warranties contained in the immediately preceding sentence.

15.  Binding and Entire Agreement.  This Sublease shall be binding on Sublessee
     ----------------------------
     and its heirs and executors, and on the respective legal representatives, successors and assigns of the parties. This Sublease contains the entire agreement of the parties with respect to the subject matter herein and may not be modified except by instrument in writing which is signed by both parties.

16.  Consent of Prime Lessor.  Anything hereinabove to the contrary
     -----------------------
     notwithstanding, it is understood and agreed that this Sublease shall not become effective unless and until Sublessor has obtained and delivered to Sublessee the written consent of Prime Lessor to the subletting herein on or before December 30, 1993, failing which either party may, at its option
               ------------------
     exercised by giving the other notice on or before January 15, 1994, terminate this Sublease. If this Sublease is terminated as aforesaid, neither party hereto shall have any further claim against the other hereunder.

17.  The terms and conditions contained in Exhibit "B" titled "Special
                                           -----------
     Stipulations," attached hereto, are hereby incorporated into and agreed to be a party of this Sublease.

     IN WITNESS WHEREOF, duly authorized representatives of the parties hereto have executed this Sublease as of the day and year first above written.


WITNESS:                                        INTERNATIONAL BUSINESS
                                                MACHINES CORPORATION
/s/ Tom Duley [sp]
---------------------------------
                                                By: /s/ G. T. Morris
                                                   ----------------------------

                                                Title: Proj. Manager
                                                      -------------------------

                                                            [CORPORATE SEAL]


WITNESS:                                        SCIENTIFIC RESEARCH
                                                CORPORATION

/s/ J. Wright
---------------------------------
                                                By: /s/ Charles K. Watt
                                                    ---------------------------

                                                Title: President
                                                       ------------------------

                                                            [CORPORATE SEAL]

                           FIRST SUBLEASE AMENDMENT

     THIS AGREEMENT, made the 31st of January, 1995, between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation, having its principal office at Armonk, New York 10504, hereinafter called the "Sublessor" and SCIENTIFIC RESEARCH CORPORATION, a Georgia corporation, with an office at 2300 Windy Ridge Parkway, Suite 400, South Tower, Atlanta, Georgia 30339, hereinafter called "Sublessee".

                                  WITNESSETH:

     WHEREAS, the Sublessor and the Sublessee entered into a written agreement of Sublease dated December 22, 1993 (herein collectively called the "Sublease") whereby Sublessor subleased to the Sublessee approximately 51,474 square feet of rentable area on the 3rd and 4th floors (the "Subleased Premises") in the building known as 2300 Windy Ridge Parkway (South Tower), Wildwood Office Park (the "Building"); and

     WHEREAS, Sublessee desires to sublease additional office space on the second (2nd) floor of the South Tower from Sublessor.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, it is hereby mutually agreed as follows:

     1. The Sublessee hereby subleases from the Sublessor approximately 2,928 square feet of rentable floor area (the "Additional Sublease Space"), as more particularly shown (cross-hatched) on the floor plan attached and marked Exhibit A, thereby increasing the square feet of rentable area comprising the Subleased Premises to 54,402.

     2. Effective February 1, 1995, the annual rent due for the Additional Sublease Space on the second floor shall be Forty-six Thousand Eight Hundred Forty-eight and no/100 Dollars ($46,848.00) annually to be paid in equal monthly installments of Three Thousand Nine Hundred Four and no/100 Dollars ($3,904.00)

     3. The term for the Additional Sublease Space shall commence on February 1, 1995 and expire on December 31, 1998.

     4. Sublessor shall accept the Additional Sublease Space in its then "as is" condition. Sublessor shall not be required to perform work of any kind or nature and all such work and performance hereof shall be subject to the provisions of this Sublease and the Prime Lease.

     5.  The Tenant's share of operating expenses and real estate taxes under
Section 4 are hereby increased from 8.32% to 8.80%.

     6. Sublessor shall provide a used ten ton Liebert unit to Sublessee. Sublessee shall accept the unit in its then "as is" condition. The unit is currently located on the 6th/7th floor of the Building. Sublessee shall be responsible for relocating the unit to the Additional Sublease Space by March 1, 1995 and will assume responsibility and liability for this relocation.

     7. Extension Option. Provided that this Sublease is then in effect and no event of default under this Sublease then exists, and subject to the terms and conditions herein set forth Sublessee shall have the option to extend the Term for the Additional Sublease Space for one (1) consecutive extended term of (4) years (such period being herein referred to as the "Extended Term"). Such option shall be exercised by irrevocable written notice to Sublessor given on or before December 31, 1997, and such notice shall be irrevocable. The Extended Term shall be upon the same covenants, agreements, term, provisions and conditions that are contained in the Sublease dated December 22, 1993, except that the annual Base Rental amount shall be Forty Thousand and Nine Hundred and Ninety-two and no/100 Dollars ($40,992.00), to be paid in equal monthly installments of Three Thousand Four Hundred and Sixteen and no/100 Dollars ($3,416.00).

     Sublessee shall continue to pay as Additional Rental its prorata share of increase in operating expenses, as that term is defined in Section 3.04 of the Prime Lease, incurred over $6.50 per square feet of rentable floor area.

     8. Except as herein modified, the Sublease shall continue in full force and effect without change.

     IN WITNESS WHEREOF, this instrument has been executed by the duly authorized representatives of the parties as of the day and year first above written.

WITNESS:                              SCIENTIFIC RESEARCH CORPORATION

/s/ S. Watt                           By: /s/ James D. Huffman
----------------------------             ------------------------------------
                                      Name:  James D. Huffman
                                      Title:  Treasurer

WITNESS:                              INTERNATIONAL BUSINESS MACHINES
                                      CORPORATION


/s/ James N. Monet [sp]               By: /s/ G. T. Morris
----------------------------             ------------------------------------
                                      Name:  G.T. Morris
                                      Title:  Proj. Manager